Exhibit 99.1

Press Release

July 29, 2025	Contact Information:

For Immediate Release	Dave Pauli
Chief Financial Officer
414.223.7770

Zurn Elkay Water Solutions Reports Second Quarter 2025 Financial Results
Investor call scheduled for Wednesday, July 30, 2025 at 8:30 a.m. Eastern Time
MILWAUKEE, WI (USA) - Zurn Elkay Water Solutions Corporation (NYSE:ZWS)

Second Quarter Highlights
•Net sales in the quarter were $445 million compared with $412 million in last year’s June quarter (+8% core sales(1)).
•Net income from continuing operations was $50 million (diluted EPS from continuing operations of $0.29) compared with net income from continuing operations of $45 million (diluted EPS from continuing operations of $0.26) in the year-ago quarter.
•Adjusted EPS(1) grew 27% to $0.42 from $0.33 in the year-ago quarter.
•Adjusted EBITDA(1) grew 13% to $118 million (26.5% of net sales) compared with $104 million (25.3% of net sales) in last year's second quarter.
•Net debt leverage(1) of 0.7x as of June 30, 2025.
•Deployed $33 million to repurchase 1.0 million shares of common stock in the quarter.

Todd A. Adams, Chairman and Chief Executive Officer, commented, “We continue to navigate the global tariff dynamic extraordinarily well as the diversity and flexibility of our supply chain, selective pricing actions and the Zurn Elkay Business System drove strong results in the quarter. Second quarter core sales(1) growth was 8% year over year and includes some customer buy ahead as well as some early benefit from our pricing actions implemented in the quarter. Adjusted EBITDA margins(1) were above the high end of our guidance range at a record 26.5% and up 120 basis points over the prior year second quarter. Free cash flow(1), inclusive of the $33 million we deployed to buy back shares, exceeded $100 million in the quarter for the first time ever while our leverage declined to 0.7x.”
“We continue to see positive and stable end-markets across the vast majority of our non-residential end markets and a modestly weaker residential market, albeit a smaller piece of our business. Our targeted growth initiatives are delivering solid organic growth and we believe we are poised to continue to enhance our underlying organic growth rates. We’re raising our full year outlook for sales, adjusted EBITDA(1) and free cash flow(1) based on our outperformance in the second quarter and a modestly higher perspective on the second half of the year than we had 90 days ago.”

Third Quarter and Full Year Outlook
“Our outlook for the third quarter and full year is based on the assumption that the current tariff structure in place as of today (July 29, 2025) remains in place throughout 2025. We expect both core sales(1) growth and adjusted EBITDA margin(1) in the third quarter to be similar to the core sales(1) growth and adjusted EBITDA margin(1) we just delivered in the second quarter. We are raising our full year 2025 outlook, we anticipate core sales(1) growth to be at least 5% year over year, adjusted EBITDA(1) of $420 million to $430 million (previous was $405 million to $420 million) and expect our full year free cash flow(1) to be approximately $300 million.”
Second Quarter 2025 Overview
Net sales were $444.5 million and $412.0 million during the three months ended June 30, 2025 and June 30, 2024, respectively, an increase of 8% year over year. Core sales(1) improved 8% year over year, including growth in all product categories.
During the three months ended June 30, 2025, income from operations was $77.6 million compared to $71.9 million during the three months ended June 30, 2024. Income from operations as a percentage of net sales stayed consistent year over year as a result of the favorable impact of year-over-year sales growth (inclusive of price realization) and productivity savings being offset primarily by the year-over-year change in the adjustment to state inventories at last-in, first-out cost and incremental restructuring expense.
Adjusted EBITDA(1) was $117.9 million, or 26.5% of net sales, during the three months ended June 30, 2025 compared to $104.3 million, or 25.3% of net sales, during the three months ended June 30, 2024.

(1)    Refer to "Non-GAAP Financial Measures" for a definition of this non-GAAP metric, as well as the accompanying reconciliations to GAAP.

Non-GAAP Financial Measures
The following non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods as well as insight into the compliance with our debt covenants. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.
Core Sales
Core sales excludes the impact of mergers, acquisitions, divestitures and foreign currency translation. Management believes that core sales facilitates easier and more meaningful comparison of our net sales performance with prior and future periods and to our peers. We exclude the effect of mergers, acquisitions and divestitures because the nature, size and number of mergers, acquisitions and divestitures can vary dramatically from period to period and between us and our peers, and can also obscure underlying business trends and make comparisons of long-term performance difficult. We exclude the effect of foreign currency translation from this measure because the volatility of currency translation is not under management's control.
Adjusted Net Income and Adjusted Earnings Per Share
Adjusted net income and adjusted earnings per share (calculated on a diluted basis) exclude actuarial gains and losses on pension and postretirement benefit obligations, restructuring and other similar charges, gains or losses on divestitures, discontinued operations, gains or losses on extinguishment of debt, the impact of acquisition-related fair value adjustments in connection with purchase accounting, amortization of intangible assets, the adjustment to state inventories at last-in, first-out costs, and other non-operational, non-cash or non-recurring gains and losses, net of their income tax impact. The tax rates used to calculate adjusted net income and adjusted earnings per share are based on a transaction specific basis. We believe that adjusted net income and adjusted earnings per share are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations.
EBITDA
EBITDA represents earnings from continuing operations before interest and other debt related activities, taxes, depreciation and amortization. EBITDA is presented because it is an important supplemental measure of performance and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.
Adjusted EBITDA
“Adjusted EBITDA” is the term we use to describe EBITDA as defined and adjusted in our credit agreement, which is net income, adjusted for the items summarized in the Reconciliation of GAAP to Non-GAAP Financial Measures table below. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring gains or losses. It is also provided to aid investors in understanding our compliance with our debt covenants. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA varies from others in our industry. Adjusted EBITDA should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; or (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. “Adjusted EBITDA Margin” is the term we use to describe Adjusted EBITDA divided by net sales.
In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA below, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA (which includes a full pro forma last-twelve-month impact of acquisitions), or "net debt leverage", as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers. Lastly, management and various investors use the ratio of the change in Adjusted EBITDA divided by the change in net sales (referred to as “incremental margin” in the case of an increase in net sales or “decremental margin” in the case of a decrease in net sales) as an additional measure of our financial performance and when making key investment decisions and evaluating us against peers.
Free Cash Flow
We define Free Cash Flow as cash flow from operations less capital expenditures, and we use this metric in analyzing our ability to service and repay our debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt. We define Free Cash Flow Conversion as Free Cash Flow divided by net income.
Return on Invested Capital (“ROIC”)
ROIC is used because we believe it is an important supplemental measure of financial performance and it is also currently a performance measure under our long-term incentive plan. ROIC is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. ROIC is also used by investors and analysts to evaluate management’s deployment of capital to create shareholder value. We define ROIC as tax-effected net operating income for the last 12 months divided by average total invested capital over a rolling four-quarter period. Total invested capital is defined as shareholders equity plus debt, less cash and cash equivalents. Other companies may not define or calculate ROIC in the same way.
About Zurn Elkay Water Solutions
Named one of America’s Most Responsible Companies and one of America’s Greenest Companies by Newsweek and one of the World’s Best Companies for Sustainable Growth by TIME, Zurn Elkay Water Solutions is headquartered in Milwaukee, WI, and is a growth-oriented, pure-play water management business that designs, procures, manufactures and markets what we believe to be the broadest sustainable product portfolio of specification-driven water management solutions to improve health, hydration, human safety and the environment. The Zurn Elkay product portfolio includes professional grade water safety and control products, flow systems products, hygienic and environmental products and filtered drinking water products for public and private spaces. Learn more at www.zurnelkay.com.

Conference Call Details
Zurn Elkay Water Solutions will hold a conference call and webcast presentation on Wednesday, July 30, 2025, at 8:30 a.m. Eastern Time to discuss its second quarter 2025 results, provide a general business update and respond to investor questions. Zurn Elkay Water Solutions Chairman and CEO, Todd Adams, and CFO, Dave Pauli, will co-host the call and webcast. The conference call can be accessed via telephone as follows:
Domestic toll-free: 800-715-9871
International toll: 646-307-1963
Access Code: 6071902
A live webcast of the call will also be available on the Company's investor relations website. Please go to the website (investors.zurnelkay.com) at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.
If you are unable to participate during the live teleconference, a replay of the conference call will be available as a webcast on the Company's investor relations website.
Cautionary Statement on Forward-Looking Statements
Information in this release may involve outlook, expectations, beliefs, plans, intentions, strategies or other statements regarding the future, which are forward-looking statements. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based on information available to Zurn Elkay Water Solutions as of the date of this release, and Zurn Elkay Water Solutions assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance, and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements” in our report on Form 10-K for the period ended December 31, 2024, as well as the Company’s subsequent annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(in Millions, except share and per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net sales	$444.5	$412.0	$833.3	$785.8
Cost of sales	242.2	225.7	450.0	429.4
Gross profit	202.3	186.3	383.3	356.4
Selling, general and administrative expenses	108.2	98.9	209.4	194.8
Restructuring and other similar charges	1.9	0.7	3.6	7.0
Amortization of intangible assets	14.6	14.8	29.3	29.5
Income from operations	77.6	71.9	141.0	125.1
Non-operating expense:
Interest expense, net	(7.7)	(8.5)	(15.0)	(17.3)
Other expense, net	(2.0)	(1.6)	(2.0)	(3.0)
Income before income taxes	67.9	61.8	124.0	104.8
Provision for income taxes	(17.8)	(16.5)	(32.9)	(25.5)
Net income from continuing operations	50.1	45.3	91.1	79.3
Income from discontinued operations, net of tax	0.4	0.7	3.0	1.0
Net income	$50.5	$46.0	$94.1	$80.3

Basic net income per share:
Continuing operations	$0.30	$0.26	$0.54	$0.46
Discontinued operations	$—	$0.01	$0.02	$0.01
Net income	$0.30	$0.27	$0.56	$0.47
Diluted net income per share:
Continuing operations	$0.29	$0.26	$0.53	$0.45
Discontinued operations	$—	$0.01	$0.02	$0.01
Net income	$0.29	$0.27	$0.55	$0.46
Weighted-average number of shares outstanding (in thousands):
Basic	168,483	172,627	169,409	172,818
Effect of dilutive equity awards	1,600	2,376	1,901	2,738
Diluted	170,083	175,003	171,310	175,556

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended June 30, 2025
(in Millions) (Unaudited)

	Three Months Ended June 30, 2025
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$444.5		$—			$444.5

EBITDA	99.7		18.2	(a)		117.9
Depreciation and amortization	(22.1)		0.7	(d)		(21.4)
Income from operations	77.6		18.9	(b)		96.5

Income before income taxes	67.9		26.5	(c)		94.4
Provision for income taxes and indicated rate	(17.8)	26.2%	(6.3)		23.8%	(24.1)	25.5%
Net income from continuing operations	50.1		20.2			70.3

Income from discontinued operations, net of tax	0.4		(0.4)			—
Net income	$50.5		$19.8			$70.3

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$1.9		$1.9			$1.9
Last-In, First-Out ("LIFO") adjustments	7.3		7.3			7.3
Stock-based compensation expense	9.0		9.0			—
Amortization of intangible assets	—		—			14.6
Supply chain optimization and footprint repositioning initiatives (d)	—		0.7			0.7
Other expense, net (1)	—		—			2.0
Total Adjustments	$18.2		$18.9			$26.5
____________________
(1)Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Six Months Ended June 30, 2025
(in Millions) (Unaudited)

	Six Months Ended June 30, 2025
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$833.3		$—			$833.3

EBITDA	185.8		30.1	(a)		215.9
Depreciation and amortization	(44.8)		1.8	(d)		(43.0)
Income from operations	141.0		31.9	(b)		172.9

Income before income taxes	124.0		43.7	(c)		167.7
Provision for income taxes and indicated rate	(32.9)	26.5%	(10.4)		23.8%	(43.3)	25.8%
Net income from continuing operations	91.1		33.3			124.4

Income from discontinued operations, net of tax	3.0		(3.0)			—
Net income	$94.1		$30.3			$124.4

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$3.6		$3.6			$3.6
Last-In, First-Out ("LIFO") adjustments	7.0		7.0			7.0
Stock-based compensation expense	19.5		19.5			—
Amortization of intangible assets	—		—			29.3
Supply chain optimization and footprint repositioning initiatives (d)	—		1.8			1.8
Other expense, net (1)	—		—			2.0
Total Adjustments	$30.1		$31.9			$43.7

____________________
(1)Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended June 30, 2024
(in Millions) (Unaudited)

	Three Months Ended June 30, 2024
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$412.0		$—			$412.0

EBITDA	93.6		10.7	(a)		104.3
Depreciation and amortization	(21.7)		—			(21.7)
Income from operations	71.9		10.7	(b)		82.6

Income before income taxes	61.8		17.7	(c)		79.5
Provision for income taxes and indicated rate	(16.5)	26.7%	(4.2)		23.7%	(20.7)	26.0%
Net income from continuing operations	45.3		13.5			58.8

Income from discontinued operations, net of tax	0.7		(0.7)			—
Net income	$46.0		$12.8			$58.8

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$0.7		$0.7			$0.7
Other, net (1)	0.2		0.2			0.2
Last-In, First-Out ("LIFO") adjustments	0.4		0.4			0.4
Stock-based compensation expense	9.4		9.4			—
Amortization of intangible assets	—		—			14.8
Other expense, net (2)	—		—			1.6
Total Adjustments	$10.7		$10.7			$17.7
____________________
(1)Other, net includes the gains and losses from the disposition of long-lived assets.
(2)Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Six Months Ended June 30, 2024
(in Millions) (Unaudited)

	Six Months Ended June 30, 2024
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$785.8		$—			$785.8

EBITDA	168.4		25.9	(a)		194.3
Depreciation and amortization	(43.3)		—			(43.3)
Income from operations	125.1		25.9	(b)		151.0

Income before income taxes	104.8		39.0	(c)		143.8
Provision for income taxes and indicated rate	(25.5)	24.3%	(9.3)		23.8%	(34.8)	24.2%
Net income from continuing operations	79.3		29.7			109.0

Income from discontinued operations, net of tax	1.0		(1.0)			—
Net income	$80.3		$28.7			$109.0

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$7.0		$7.0			$7.0
Other, net (1)	0.4		0.4			0.4
Last-In, First-Out ("LIFO") adjustments	(0.9)		(0.9)			(0.9)
Stock-based compensation expense	19.4		19.4			—
Amortization of intangible assets	—		—			29.5
Other expense, net (2)	—		—			3.0
Total Adjustments	$25.9		$25.9			$39.0

____________________
(1)Other, net includes the gains and losses from the disposition of long-lived assets.
(2)Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three and Six Months Ended June 30, 2025 and June 30, 2024
(in Millions, except share and per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
Adjusted EBITDA	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net income	$50.5	$46.0	$94.1	$80.3
Income from discontinued operations, net of tax	(0.4)	(0.7)	(3.0)	(1.0)
Provision for income taxes	17.8	16.5	32.9	25.5
Other expense, net (1)	2.0	1.6	2.0	3.0
Interest expense, net	7.7	8.5	15.0	17.3
Income from operations	$77.6	$71.9	$141.0	$125.1

Adjustments
Depreciation and amortization	$22.1	$21.7	$44.8	$43.3
Restructuring and other similar charges	1.9	0.7	3.6	7.0
Stock-based compensation expense	9.0	9.4	19.5	19.4
Last-In, First-Out ("LIFO") adjustments	7.3	0.4	7.0	(0.9)
Other, net (2)	—	0.2	—	0.4
Subtotal of adjustments	40.3	32.4	74.9	69.2
Adjusted EBITDA	$117.9	$104.3	$215.9	$194.3

(1)Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.
(2)Other, net includes the gains and losses from disposition of long-lived assets.

	Three Months Ended		Six Months Ended
Adjusted Net Income and Earnings Per Share	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net income	$50.5	$46.0	$94.1	$80.3
Income from discontinued operations, net of tax	(0.4)	(0.7)	(3.0)	(1.0)
Amortization of intangible assets	14.6	14.8	29.3	29.5
Restructuring and other similar charges	1.9	0.7	3.6	7.0
Supply chain optimization and footprint repositioning initiatives (1)	0.7	—	1.8	—
Last-In, First-Out ("LIFO") adjustments	7.3	0.4	7.0	(0.9)
Other expense, net (2)	2.0	1.6	2.0	3.0
Other, net (3)	—	0.2	—	0.4
Tax effect on above items	(6.3)	(4.2)	(10.4)	(9.3)
Adjusted net income	$70.3	$58.8	$124.4	$109.0

GAAP diluted net income per share from continuing operations	$0.29	$0.26	$0.53	$0.45
Adjusted earnings per share - diluted	$0.42	$0.33	$0.73	$0.62

Weighted-average number of shares outstanding (in thousands):
GAAP basic weighted-average shares	168,483	172,627	169,409	172,818
Effect of dilutive equity awards	1,600	2,376	1,901	2,738
Adjusted diluted weighted-average shares	170,083	175,003	171,310	175,556

(1)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(2)Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.
(3)Other, net includes the gains and losses from the disposition of long-lived assets.

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Cash provided by operating activities	$110.6	$85.1	$153.5	$139.0
Expenditures for property, plant and equipment	(9.0)	(4.9)	(13.3)	(8.6)
Free cash flow	$101.6	$80.2	$140.2	$130.4

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(in Millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net income	$50.5	$46.0	$94.1	$80.3
Other comprehensive income (loss):
Foreign currency translation adjustments	4.9	(1.5)	4.7	(4.0)
Other comprehensive income (loss), net of tax	4.9	(1.5)	4.7	(4.0)
Total comprehensive income	$55.4	$44.5	$98.8	$76.3

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in Millions, except share amounts)

	(Unaudited)
	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$201.9	$198.0
Receivables, net	240.1	202.2
Inventories, net	275.8	272.6
Income taxes receivable	2.5	19.6
Other current assets	33.7	29.7
Total current assets	754.0	722.1
Property, plant and equipment, net	162.2	164.0
Intangible assets, net	863.9	891.6
Goodwill	795.6	794.2
Other assets	78.6	76.6
Total assets	$2,654.3	$2,648.5
Liabilities and stockholders' equity
Current liabilities:
Current maturities of debt	$0.8	$0.8
Trade payables	88.9	71.7
Compensation and benefits	34.0	37.9
Current portion of pension and postretirement benefit obligations	1.2	1.2
Other current liabilities	153.4	136.2
Total current liabilities	278.3	247.8

Long-term debt	495.1	494.8
Pension and postretirement benefit obligations	14.0	14.1
Deferred income taxes	186.0	196.5
Operating lease liability	46.3	43.3
Other liabilities	70.2	65.2
Total liabilities	1,089.9	1,061.7

Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; shares issued and outstanding: 167,661,315 at June 30, 2025 and 170,308,023 at December 31, 2024	1.7	1.7
Additional paid-in capital	2,817.9	2,828.2
Retained deficit	(1,185.5)	(1,168.7)
Accumulated other comprehensive loss	(69.7)	(74.4)
Total stockholders' equity	1,564.4	1,586.8
Total liabilities and stockholders' equity	$2,654.3	$2,648.5

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in Millions)
(Unaudited)

	Six Months Ended
	June 30, 2025	June 30, 2024
Operating activities
Net income	$94.1	$80.3
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	15.5	13.8
Amortization of intangible assets	29.3	29.5
Non-cash restructuring charges	0.5	5.2
Loss on dispositions of long-lived assets	—	0.4
Deferred income taxes	(10.6)	(13.0)
Other non-cash expense	1.1	2.3
Pension curtailment	(0.7)	—
Stock-based compensation expense	19.5	19.4
Changes in operating assets and liabilities:
Receivables, net	(36.8)	(30.6)
Inventories, net	(1.7)	0.4
Other assets	21.3	2.0
Accounts payable	16.8	21.8
Accruals and other	5.2	7.5
Cash provided by operating activities	153.5	139.0

Investing activities
Expenditures for property, plant and equipment	(13.3)	(8.6)
Proceeds from dispositions of long-lived assets	—	1.6
Cash used for investing activities	(13.3)	(7.0)

Financing activities
Repayments of debt	(0.4)	(0.4)
Proceeds from exercise of stock options and ESPP contributions	2.4	3.8
Taxes withheld and paid on employees' share-based payment awards	(0.5)	—
Repurchase of common stock	(109.9)	(79.9)
Payment of common stock dividends	(30.3)	(27.7)
Cash used for financing activities	(138.7)	(104.2)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2.4	(1.8)
Increase in cash, cash equivalents and restricted cash	3.9	26.0
Cash, cash equivalents and restricted cash at beginning of period	198.0	136.7
Cash, cash equivalents and restricted cash at end of period	$201.9	$162.7